EXHIBIT 99.1
                                                                    ------------

                                                          NEWS RELEASE

MAGELLAN                                                  55 Nod Road
HEALTH SERVICES                                           Avon, CT 06001
Getting Better All the Time                               www.MagellanHealth.com


For Immediate Release
---------------------                           Media Contact:      Erin Somers
                                                                    410-953-2405

                                                Investor Contact:   Melissa Rose
                                                                    877-645-6464

                   MAGELLAN HEALTH SERVICES BOARD OF DIRECTORS
                 NAMES RENE LERER, M.D., CHIEF EXECUTIVE OFFICER
                 Company Announces Other Executive Appointments
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AVON, Conn. - February 25, 2008 - The Board of Directors of Magellan Health
Services (Nasdaq:MGLN), a leading diversified specialty health care management organization, has named Rene Lerer, M.D., president and chief executive officer, effective immediately. Lerer, 52 years old, most recently served as president and chief operating officer (COO) of the Company. He succeeds Steven J. Shulman, who will continue to serve as non-executive chairman of the board.

Lerer joined Magellan in 2002. As president and COO, he was responsible for the Company's three lines of business - behavioral health, diagnostic imaging and specialty pharmaceuticals - as well as its customer service, care management and claims operations, and a number of corporate functions. Earlier in his career he was a co-founder and president of Internet HealthCare Group, a health care technology venture fund, and served as COO for Prudential Health Care nationally. He received his undergraduate degree from Oberlin College and his doctor of medicine degree from the State University of New York at Buffalo.

"I believe Rene Lerer is one of the strongest executives in the managed care field today and his leadership has been critical to the Company's success over the last five years," Shulman said. "He was integral to the operational turn-around effort that Magellan undertook in 2003 and 2004 and, since that time, has successfully led the Company's operational expansion beyond its behavioral business into other areas of health care. As I relinquish the CEO role and transition to my retirement, it is my privilege to be continuing my association with a great organization and a remarkable leader."

On behalf of Magellan's board, Lead Director Robert M. Le Blanc said, "The Company's directors and Steve have always considered Rene to be Steve's natural successor and felt it was important to recognize his talents and strengths by promoting him to the CEO role at this time. Over the last several years, Steve's vision has helped guide the Company and he has played a pivotal role in shepherding Magellan through its turnaround and the design and development of its strategic growth initiatives and business diversification. We deeply appreciate his contributions and look forward to continuing to draw on his expertise in his role with the board."

Commenting on his appointment, Lerer said, "I am honored to have the opportunity to lead Magellan as its president and chief executive officer and gratified by the confidence that Steve and the board have shown in me. Steve's mentorship over the course of our working relationship has been invaluable to me personally and professionally. As I take the reins as CEO, I thank both Steve and the board and look forward to their continued support."

                                     -more-



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MAGELLAN HEALTH SERVICES BOARD OF DIRECTORS NAMES RENE LERER, M.D., CHIEF
EXECUTIVE OFFICER
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"Magellan has a great future ahead of it and I am fortunate to be taking on my new role backed by a team of particularly strong leaders who have created a robust foundation for the Company's growth. Key among them is Mark Demilio, our chief financial officer, whom I will ask to take on a greater leadership role as the Company enters a new era. His strategic insights, financial acumen and thoughtful counsel have played a crucial part in our ability to achieve our objectives and I look forward to partnering with him as we chart the Company's course for the future."

While the Company will incur a charge in the first quarter associated with Shulman's transition agreement, it does not anticipate revising its 2008 earnings guidance. The Company also confirmed its previously announced 2007 earnings guidance.

Additional Executive Appointments

The Company also announced that Eric S. Reimer, 38, now will lead the Company's strategic development and mergers and acquisitions effort, and that Tina M. Blasi, 50, has joined the Company as CEO of National Imaging Associates (NIA), succeeding Reimer.

Reimer led the acquisitions of both NIA and the Company's specialty pharmaceutical business, ICORE Healthcare. He was named CEO of NIA in 2006 and led the transformation of the organization into a full-service radiology benefits management firm, with provider network and claims payment capabilities and the ability to manage services on a risk basis. Blasi co-founded and served as chief operating officer of Lumenos, a leading consumer-directed health plan located in Alexandria, Va. While with Lumenos, prior to and after its acquisition by WellPoint in 2005, she was responsible for all financial, technological, operational, and client-centered aspects of the company, including new product development, account management and management of network and partner relationships.

"Eric played a critical role in diversifying the company beyond our behavioral health footprint," Lerer said. "With Eric having jump-started NIA's growth efforts, and with another seasoned health care executive available to succeed him and ensure a seamless transition, now is a natural time for him once again to lead our M&A activity. We are delighted to welcome Tina to Magellan's executive management team and look forward to drawing on her entrepreneurial background and expertise in growing world-class emerging-industry businesses. She is a strong leader who will build on NIA's foundation for growth and track record of success while ensuring a seamless transition for those served by NIA."

Conference Call to Address Investor and Media Inquiries

Because the Company has entered its customary quiet period in advance of its fourth quarter and fiscal year 2007 earnings announcement to be held Friday, February 29th, it will not be addressing investor or media inquiries on an individual basis. Rather, management will hold a conference call tomorrow, Tuesday, February 26th, at 8:30 a.m. Eastern, at which time it will respond to such inquiries.

To participate in the conference call, interested parties should call 1-888-282-3966 and reference the passcode Magellan approximately 15 minutes before the start of the call. The conference call also will be available via a live Webcast at Magellan's investor relations page at www.MagellanHealth.com.

A taped replay of the conference call will be available for one week following the call. The call-in numbers for the replay are 800-964-3773 and 402-998-0868 (from outside the U.S.).




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MAGELLAN HEALTH SERVICES BOARD OF DIRECTORS NAMES RENE LERER, M.D., CHIEF
EXECUTIVE OFFICER
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About Magellan: Headquartered in Avon, Conn., Magellan Health Services, Inc.
(Nasdaq:MGLN) is a leading diversified specialty managed health care organization. Its customers include health plans, corporations and government agencies.

Cautionary Statement: This release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934 and the Securities Act of 1933, as amended, that involve a number of risks and uncertainties. All statements, other than statements of historical information provided herein, may be deemed to be forward-looking statements including, without limitation, statements regarding the future success of the Company. These statements are based on management's analysis, judgment, belief and expectation only as of the date hereof, and are subject to uncertainty and changes in circumstances. Without limiting the foregoing, the words "believes," "anticipates," "plans," "expects," "may," "should," "could," "estimate," "intend" and other similar expressions are intended to identify forward-looking statements. Actual results could differ materially due to, among other things, the possible election of certain of the Company's customers to manage the healthcare services of their members directly; changes in rates paid to and/or by the Company by customers and/or providers; higher utilization of health care services by the Company's risk members; delays, higher costs or inability to implement new business or other Company initiatives; the impact of changes in the contracting model for Medicaid contracts; termination or non-renewal of customer contracts; the impact of new or amended laws or regulations; governmental inquiries; litigation; competition; operational issues; health care reform; and general business conditions. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the "Risk Factors" section included within the Company's most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date of this release.


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